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                                                                   Exhibit 10.11

                       Exclusive Representative Agreement

THIS AGREEMENT, Effective This 15th Day of June 1999, Made Between:

Toups Technology Licensing Inc., a publicly-traded Florida corporation which has its principal offices at 7887 Bryan Dairy Road, Suite 105, Largo, Florida 33617 Untied States by its President Leon H. Toups (hereinafter "TTL", "Licensor" or the "Company");

                                       and

Ranch La Regina Agropecuaria, S.A Calle Monte Cristi casi Esq. 27 de Febrero Edificio Professional, Apto No. 25 Ciudad, Dominican Republic by its Presidente
C. Isaias Arbaje (hereinafter "Licensee")

                                 WITNESSETH THAT

WHEREAS LICENSOR is the owner of various Technologies and commercializes same in the form of products and services as that term is defined herein, AND

WHEREAS Licensee was formed to develop a Public Urban Development (PUD) within the Dominican Republic consisting of at least 2,500 home units and to provide all necessary utilities associated with the PUD, AND;

WHEREAS Licensor desires to grant an exclusive license under the terms and conditions contained herein, AND;

WHEREAS Licensee desires to acquire an exclusive license under the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:

1.    Definitions

a. "Licensed Technology" means any patent and/or patent-pending technologies commercialized by the Licensor in the form of products, equipment, services or otherwise including the Pyrolytic Carbon Extraction(TM), Balanced Oil Recovery System Lift(TM), Tunnel Bat Reclamation Vehicle(TM) and any other item offered as a result of intellectual rights held by TTL. However, TTL's "AquaFuel(TM)" is excluded from this license agreement and nothing herein contained should infer that TTL is granting a sub-license for the use of AquaFuel(TM) in any form. The Company's rights to license its technologies is further done in light of those limitation imposed by that certain joint-venture agreement known as AquaFuel-Dominicana, a copy of which is attached hereto.

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b.    "Licensed Product" means any use or related composition whose production, structure, or use embodies any Licensed Technology or disclosed patent application and/or would infringe a Licensed Technology in the absence of this License Agreement, or displays or is commercialized by a Licensed Trademark.

c. "Licensed Service" means any designing, making, specifying, or any instruction, leasing, or performance of other services relating to any License Product for, to, or with a customer or other party, whether for compensation or not.

d. "Licensed System" means any apparatus, assembly, device, or structure for producing or using a Licensed Product, with or for use with (or without) other accessories.

e. "Licensed Trademark" means any US registered mark relating to the Licensed Technology or Licensed Patent.

f. "Improvement" means any substantial change in any foregoing defined item (a to e) during this Agreement, whether made by Licensor, Licensee or both, or otherwise owned and/or licensable by either of them to the other.

g. "License Territory" means South and Central America such as the Dominican Republic, Puerto Rico, Venezuela, Colombia, Ecuador, Brazil, Peru, Bolivia, Paraguay, Argentina, Uruguay, Chile, Costa Rica, Mexico

2.    License and Sublicenses

a. LICENSOR hereby grants to LICENSEE an indivisible, non-assignable right and license to make, use, lease, sell, and otherwise practice commercially the defined Licensed subject matter within the Licensed Territory.

b. So long as LICENSEE is in good standing under this Agreement, this grant is to be exclusive, meaning that LICENSOR will not grant any third party a similar license in the License Territory, except to parties with whom LICENSOR has or may have an ongoing obligation, as noted in the Appendix hereto.

c. LICENSEE shall have the right to apply any Licensed Trademark to Licensed Products and other components approved by LICENSOR and sold by LICENSEE for construction of Licensed Systems, but LICENSEE. shall use Licensed Trademarks only in accordance with acceptable trademark practice and subject to the provisions of this Agreement.

d. LICENSEE may grant sublicenses, contingent upon LICENSEE's retention of its license under this Agreement, whereupon LICENSEE will become and remain obligated to share equally (50/50) with LICENSOR all royalties accruing from each such sub-Licensee and to report and pay the same to Licensor.

[NOTARY PUBLIC SEAL OF
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e.    Each such sublicense granted by LICENSEE shall be upon terms and conditions not significantly more favorable to the subLicensee than the terms and conditions of the present License Agreement are to LICENSEE, excepting only if LICENSEE shall have disclosed the proposed sublicense to Licensor in advance and to have received Licensor's express written approval of such more favorable terms/conditions.

f. Each sublicense granted by LICENSEE under this Agreement will provide expressly that it is so granted and that--in the event that LICENSEE should discontinue its license hereunder or its license otherwise become terminated-the subLicensee will become a Licensee of the Licensor by substitution for LICENSEE, unless prohibited by law.

3.    License Term

      The Term of this Agreement, if not sooner ended by the act of a party or the operation of law, shall end upon expiration of the last to expire of any license, patent or other similar device relating to any of the Licensed subject matter.

4.    Confidentiality

a. To the extent that LICENSEE receives Licensed Know-bow, or either party becomes aware of other proprietary information from the other party via their relationship pursuant to this Agreement, each recipient of such information will hold it in confidence so long as the other party effectively treats it as confidential, except as specific information becomes public knowledge otherwise than by or from LICENSEE.

b. The parties will ensure that their personnel sign Confidentiality and/or Non-Competition Agreements in customary form or otherwise as may reasonably be required by either party.

c. The foregoing obligation to keep proprietary information confidential and to safeguard it within the organization of a party will survive any termination of this Agreement to the extent that such information is not common trade knowledge.

5.    Payment and Royalties

a. Licensee shall pay the sum of $5,500,000 (five-million, five-hundred thousand dollars, US currency) to Licensor upon execution of this Agreement as per the terms of this agreement.

b. Payment required in item 5a hereinabove shall be made in the form of real property provided:

      i.    That such payment is accompanied by the following:

            (a) The subject property consists of 750,000 square-meters located in the Dominican Republic which has been reserved for the Pre-Planned Use as that term is defined below;

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            (b)   That the subject property be accompanied by a Banco Nacional
                  De La Vivienda which serves as the Government of the Dominican Republic Federal Housing Authority ("DR-FHA") valuation issued by the DR-FHA which appraisal values the property at 250 Dominican Republic pesos per square-meter or a total appraised value of $187,500,000 (one-hundred and eighty-seven million, five-hundred thousand Dominica Republic pesos) which, on the date this Agreement is executed, is convertible into United States dollars equal to $16.12 per square meter or a total appraisal of $12,090,000 (twelve-million, ninety-thousand, US Currency). The appraisal required by this item 5bi(b) shall be included hereon as
                  Exhibit 1 and made a part hereof.

            (c) That the authority issuing the subject appraisal is verified by opinion issued by an independent certified public accountant provided such firm is licensed to practice in the United States and operates under the provisions of United States Generally Accepted Accounting Principals. The independent certified public accountant verification shall be included hereon as Exhibit 2 and made a part hereof.

      ii.   Limited Use of Real Property:

            (a) Licensee shall grant full title to the real property described in this Agreement provided:

                  (i) Licensee acknowledges that the property being given over as payment for this Agreement is to be used exclusively as that certain Public Urban Development which, among other things, envisions the 750,000 square-meters shall be divided into 2,500 lots as reflected in the plot map provided by Teodulo Blanchard Paulino, Dominican Republic-based architects for the PUD.

                  (ii) Licensee intends that each of the 2,500 home-sites is to be sold at the rate of $22,000 per home site and that upon each sale, title to a particular plot shall transfer from PUD LHT to the individual buyer.

                  (iii) Licensee and Licensor further agree that TTL shall receive a cash payment at the rate of 10% of the cash payment per unit sold or $2,200 for a total cash payment of $5,500,000 and that such cash payment shall represent full payment for the rights granted under this Agreement. Such payments to TTL shall be made simultanenous with the closing of each of the 2,500 homes by wire transfer or certified check.

c. The Licensee shall require such purchaser of Licensed subject matter to enter a separate agreement relating to an on-going royalty for the use of materials resulting from the operation of said Licensed subject matter. The Company reserves the right to charge or

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      waive any such royalty payments on a case by case basis. Any such separate agreement, if made, shall further include a schedule of reports and payments relating to any royalty payments due the Licensor.

6.    Improvements

a. As of the effective date of this Agreement, LICENSEE acknowledges that the exclusive ownership of the initially Licensed subject matter is in LICENSOR and not at all in LICENSEE.

b. Any new composition, design, product, or service conducive to third party competition with Licensed Product or Licensed Services or Licensed Systems, invented or otherwise coming under the control of either party during the License Term, is deemed an "Improvement"--and such party will disclose the same to the other party promptly and in enough detail to enable the other party to elect whether to have such Improvement included hereunder.

c. The Licensee acknowledges that all Licensed subject matter is the property the Licensor and not at all the Licensee. As to any such Improvement by either party, such Improvement shall also become the property of the Licensee and shall be subject to the terms and conditions herein as if such improvement were part of the original Licensed subject matter.

7.    Assurances

a. LICENSOR warrants ownership or legal rights to the Licensed subject matter in the specific sense that LICENSOR has no reason to believe that any third party has any right to prevent either LICENSOR or LICENSEE from practicing any of the Licensed subject matter as provided in this Agreement, but LICENSOR cannot and does not warrant such practice or usage as non-infringing of third-party rights.

b. LICENSOR will have no liability whatever to LICENSEE for LICENSEE's actions or inactions under this Agreement, and LICENSEE will save LICENSOR harmless against any liability to third parties whether based upon agency, contract, negligence, product liability, or other basis-for any claim based on action or inaction of LICENSEE relating to Licensed subject matter.

c. Licensor has disclosed to Licensee prior contractual relations concerning the joint venture between the Company and Arbaje Agroindustrial S.A. to construct and operate AquaFuel production plants and AquaFuel electric power generation facilities in the Dominican Republic. Licensee acknowledges they have read and fully understand the rights, limitations and nature of the AquaFuel-Dominicana joint-venture and that nothing contained herein shall impede or obviate the rights granted such joint-venture.

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a.    This Agreement may only be cancelled for cause in the event Licensee is found derelict in the performance of this Agreement through gross negligence or other similar factors.

b. Upon termination, LICENSEE will refrain from exercising thereafter any right it had by license hereunder.

c. Whenever LICENSEE is not in good standing hereunder such as failure to remit payments arising from separate royalty agreements, if any, as described herein before, LICENSOR may render LICENSEE's license wholly non-exclusive, or if it is already non-exclusive for a prior breach or default LICENSOR may terminate LICENSEE's rights hereunder, in the absence of specific curative provisions for LICENSEE's breach or default, or if LICENSEE has had an opportunity to comply such a curative provisions and failed or refused to do so.

d. If either party becomes, or would become, disabled-as by the other party's choosing, or being subjected to, an act or a procedure for relief of debtors from enforcing compliance with a given executory obligation of the other party hereunder (e.g., compliance with standards, action with regard to infringers, offer of Improvements) the thus disabled party may deem this Agreement and the license and other rights under this Agreement terminated.

e. No inaction or overlooking by LICENSOR of any condition or provision of this Agreement or of any breach or default thereof by LICENSEE shall be deemed to imply or to constitute a future waiver of any similar breach or default of the same or other condition/provision.

9.    Miscellaneous

a. If any one or more provision(s) or effect(s) of this Agreement should prove to be invalid or unenforceable, and the Agreement be otherwise valid and enforceable, the invalid or unenforceable provision or portion thereof will be severed, and the remainder of the Agreement be and remain valid and enforceable to the fullest extent permitted by applicable law.

b. This License Agreement is made for the benefit of the parties, their heirs, successors, and assigns, and any other person or legal entity named in any provision hereof, and not made to give any unnamed person or legal entity any right of action whatever.

c. Each statement made in this Agreement is deemed material, and each party is entitled to rely, and deemed to have relied, upon the truth and correctness thereof in entering into this Agreement.

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d.    Each party acknowledges that he(it) has received advice of independent counsel of choice as to the inducements, provisions, and terms of this Agreement, and their effect, whereupon entering into this License Agreement is each party's free and independent act.

e. This Agreement is to be governed by United States Federal law to whatever extent a proprietary right granted by the United States is involved, and otherwise by Florida law, except as activities of a party in any other State render that other State's law applicable.

f. Notice to be given under this Agreement will be in writing and be addressed to the other party at the address of such party hereinabove, unless such address has been superseded by like notice, whereupon the latest noticed address thereof is to be used. Notice will be effective when delivered to the addressee, or-if not a change of address-when sent by Express or Registered Mail so addressed.

g. This Agreement sets forth the entire intent and understanding of the parties with regard to the subject matter hereof, and merges any prior negotiations or agreements by the parties as to such subject matter, and no addition, deletion, or other modification of the wording hereof may be made except in writing subsequent hereto and signed by the party or parties to be bound thereby.

      IN WITNESS WHEREOF the parties have caused this Agreement to be signed, sealed, and attested by persons duly authorized so to do, as of the date first stated hereinabove.

LICENSOR                                LICENSEE


/s/ Leon Toups                          /s/ C. Isaias Arbaje
---------------------                   ----------------------------
Leon Toups, President                   C. Isaias Arbaje, Presidente

[NOTARY PUBLIC SEAL OF
M. CHIRINSKY]


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